EXHIBIT 11.1

WORLDCORP, INC. AND CONSOLIDATED SUBSIDIARIES
CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE

                                 For the Year Ended December 31, 1997
                                 ------------------------------------
                               Earnings            Shares           Per-Share
                              (Numerator)       (Denominator)       Amount
                              -----------       -------------       ------

Basic EPS
Net loss available to
common shareholders          $  (19,128,000)    14,804,356      $       (1.29)
                                                                    ==========

Effect of Dilutive
Securities
7% convertible debentures         4,550,000      5,877,034
                                  ---------      ---------
Diluted EPS
Net loss available to
common stockholders          $ (14,578,000)     20,681,390      $            *
                             =============      ==========      ==============

                                  For the Year Ended December 31, 1996
                                  ------------------------------------
                             Earnings             Shares             Per-Share
                            (Numerator)        (Denominator)           Amount
                            -----------        -------------           ------
Basic EPS
Net loss available to
common stockholders          $  (11,754,000)     16,153,227      $       (0.73)
                                                                       ========
Effect of Dilutive Securities
Options                                   --        530,970
7% convertible debentures          4,550,000      5,877,034
                                   ---------      ---------
Diluted EPS
Net loss available to
common stockholders          $   (7,204,000)     22,561,231      $            *
                             ==============      ==========      ==============

                                  For the Year Ended December 31, 1995
                                  ------------------------------------
                              Earnings             Shares             Per-Share
                            (Numerator)        (Denominator)           Amount
                            -----------        -------------           ------
Basic EPS
Net earnings available to
common stockholders          $ 60,208,000       15,988,365      $         3.77
                                                                       =======
Effect of Dilutive
Securities
Options                                --        1,129,467
7% convertible debentures       4,550,000        5,877,034
                                ---------        ---------
Diluted EPS
Net earnings available to
common stockholders          $ 64,758,000        22,994,866      $         2.82
                             ============        ==========      ==============


*    Amounts are anti-dilutive